UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 28, 2014

Verso Paper Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34056 (Commission File No.)	75-3217389 (IRS Employer Identification No.)

Verso Paper Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-142283 (Commission File No.)	56-2597634 (IRS Employer Identification No.)

6775 Lenox Center Court, Suite 400 Memphis, Tennessee 38115-4436 (Address of principal executive offices)

(901) 369-4100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 28, 2014, Verso Paper Corp. (“Verso”) issued a press release announcing the expiration of the early tender period for the previously announced exchange offers and consent solicitations being conducted by its subsidiaries, Verso Paper Holdings LLC and Verso Paper Inc., with respect to their 8.75% Second Priority Senior Secured Notes due 2019 and 11⅜% Senior Subordinated Notes due 2016.  A copy of the press release is attached as an exhibit to this report and is incorporated herein by reference.

On January 28, 2014, Verso also sent a letter to the board of directors of NewPage Holdings Inc. (“NewPage”) informing it of Verso’s concern about its ability to consummate the exchange offers as required under the merger agreement governing the pending merger between Verso and NewPage and thus close the merger.  A copy of the letter is attached as an exhibit to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release issued by Verso Paper Corp. on January 28, 2014.

99.2	Letter from Verso Paper Corp. to the Board of Directors of NewPage Holdings Inc. dated January 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 28, 2014

VERSO PAPER CORP.

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

VERSO PAPER HOLDINGS LLC

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by Verso Paper Corp. on January 28, 2014.

99.2	Letter from Verso Paper Corp. to the Board of Directors of NewPage Holdings Inc. dated January 28, 2014.